COMMERCIAL LINE OF CREDIT
AGREEMENT AND NOTE

Summit
COMMUNITY BANK®

310 North Main Street Moorefield, WV 26836
Phone number: (877) 776-9722

LOAN NUMBER	AGREEMENT DATE	LINE OF CREDIT LIMIT	DRAW EXPIRATION DATE	MATURITY DATE
573647	October 6, 2017	$2,000,000.00	September 12, 2018	September 12, 2018
LOAN PURPOSE: Renew Existing Business Line of Credit				

BORROWER INFORMATION

SMITH-MIDLAND CORPORATION
P O BOX 300
MIDLAND, VA 22728

LINE OF CREDIT AGREEMENT AND NOTE. This Commercial Line of Credit Agreement and Note will be referred to in this document as the "Agreement."

LENDER. "Lender" means Summit Community Bank whose address is 310 North Main Street, Moorefield, West Virginia 26836 , its successors and assigns.

BORROWER. "Borrower" means each person or legal entity who signs this Agreement.

PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on or before the Maturity Date, the Borrower promises to pay the principal amount of Two Million and 00/100 Dollars ($2,000,000.00) or such lesser amount as shall have been advanced by Lender, from time to time, to or on behalf of Borrower under the terms of this Agreement, and all interest on the outstanding principal balance and any other charges, including service charges, to the order of Lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.

RENEWAL. This Agreement is issued, not as a payment toward, but as a renewal and extension of, the obligations of Borrower to Lender pursuant to that certain Agreement dated July 7, 2010 in the principal amount of $2,000,000.00 (together with all prior amendments thereto or restatements thereof "Prior Agreement"). This Agreement shall not be construed as a novation or extinguishment of the unpaid balance due in the sum of $0.00.

PAYMENT SCHEDULE. This Agreement will be paid according to the following required payment schedule: Beginning on October 12, 2017, monthly payments of accrued and unpaid interest. The unpaid principal balance of this Note, together with all accrued interest and charges owing in connection therewith, shall be due and payable on the Maturity Date. All payments received by the Lender from the Borrower for application to this Agreement may be applied to the Borrower's obligations under this Agreement in such order as determined by the Lender.

INTEREST RATE AND SCHEDULED PAYMENT CHANGES. Interest will begin to accrue on the date of this Agreement. The initial variable interest rate on this Agreement will be 4.250% per annum. This interest rate may change on October 12, 2017, and on the same day of each month thereafter. Each date on which the interest rate may change is called the "Change Date." Beginning with the first Change Date, Lender will calculate the new interest rate based on Prime Rate as published in the Wall Street Journal in effect on the Change Date (the "Index"). The interest rate will never be greater than 18.000% or less than 3.990%.

If the Index is not available at the time of the Change Date, Lender will choose a new Index which is based on comparable information. The Index is used solely to establish a base from which the actual rate of interest payable under the Agreement will be calculated, and is not a reference to any actual rate of interest charged by any lender to any particular borrower.

Nothing contained herein shall be construed as to require the Borrower to pay interest at a greater rate than the maximum allowed by law. If, however, from any circumstances, Borrower pays interest at a greater rate than the maximum allowed by law, the obligation to be fulfilled will be reduced to an amount computed at the highest rate of interest permissible under applicable law and if, for any reason whatsoever, Lender ever receives interest in an amount which would be deemed unlawful under applicable law, such interest shall be automatically applied to amounts owed, in Lender's sole discretion, or as otherwise allowed by applicable law. An increase in the interest rate will result in a higher payment amount. Interest on this Agreement is calculated on an **Actual/360** day basis. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Agreement.

LATE PAYMENT CHARGE. If any required payment is more than 10 days late, then at Lender's option, Lender will assess a late payment charge of 5.000% of the amount of the regularly scheduled payment then past due, subject to a maximum charge of $1,000.00 and a minimum charge of $30.00.

LINE OF CREDIT TERMS. At any time prior to the Draw Expiration Date, the Borrower and Lender agree that the Borrower may request an advance under this Agreement up to a maximum amount equal to the Line of Credit Limit if before and after the request:

- The outstanding borrowings under this Agreement are not in excess of the Line of Credit Limit.
- An Event of Default does not exist
- The Lender is not precluded by law from making the advance.

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Advances.

- Advances under this Agreement may only be requested in writing by the Borrower or by an authorized person.
- The total of all advances requested and unpaid principal cannot exceed Two Million and 00/100 Dollars ($2,000,000.00).
- All advances made will be charged to a loan account in Borrower's name on Lender's books, and the Lender shall debit such account the amount of each advance made to, and credit to such account the amount of each repayment made by Borrower.

Other Condition for Advances: Upon Borrower's request and concurrence of the Bank

Suspension and Termination. Advances under this Agreement will be available until the earliest of any date or event described below occurs: (a) The Draw Expiration Date, (b) the Maturity Date, (c) the date the Line of Credit is cancelled by Borrower, or (d) the date the Line of Credit is cancelled by the Lender due to an occurrence of an Event of Default.

SECURITY TO NOTE. Security (the "Collateral") for this Agreement is granted pursuant to the following security document(s):

- Commercial Security Agreement in the amount of $2,000,000.00, dated September 12, 2015 evidencing security interest in all Accounts Receivables, all Inventory and all Equipment belonging to Smith-Midland Corporation now owned and hereafter acquired..

RIGHT OF SET-OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set-off any amount due and payable under this Agreement, whether matured or unmatured, against any amount owing by Lender to Borrower including any or all of Borrower's accounts with Lender. This shall include all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Such right of set-off may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant. Lender will not be liable for the dishonor of any check when the dishonor occurs because Lender set-off a debt against Borrower's account. Borrower agrees to hold Lender harmless from any claim arising as a result of Lender exercising Lender's right to set-off.

DISHONORED ITEM FEE. If Borrower makes a payment on the loan with a check or preauthorized charge which is later dishonored, a fee in the amount of $32.00 will be charged.

RELATED DOCUMENTS. The words "Related Documents" mean all promissory notes, security agreements, mortgages, deeds of trust, deeds to secure debt, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments and any other documents or agreements executed in connection with this Agreement whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Related Documents are hereby made a part of this Agreement by reference thereto, with the same force and effect as if fully set forth herein.

DEFAULT. Upon the occurrence of any one of the following events (each, an "Event of Default" or "default" or "event of default"), Lender's obligations, if any, to make any advances will, at Lender's option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Agreement immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Agreement or any other agreement: (a) Borrower's failure to make any payment on time or in the amount due; (b) any default by Borrower under the terms of this Agreement or any other Related Documents executed in connection with this Agreement; (c) any default by Borrower under the terms of any Related Documents in favor of Lender; (d) the death, dissolution, or termination of existence of Borrower or any guarantor; (e) Borrower is not paying Borrower's debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower's property or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower's business is sold to or merged with any other business, individual, or entity; (j) any representation or warranty made by Borrower to Lender in any of the Related Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given; (k) if any guarantor, or any other party to any Related Documents in favor of Lender entered into or delivered in connection with this Agreement terminates, attempts to terminate or defaults under any such Related Documents; (l) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower. Upon the occurrence of an event of default, Lender may pursue any remedy available under any Related Document, at law or in equity.

GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

JOINT AND SEVERAL LIABILITY. If permitted by law, each Borrower executing this Agreement is jointly and severally bound.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Agreement is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Agreement without invalidating the remainder of either the affected provision or this Agreement.

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Agreement shall be binding on all heirs, executors, administrators, assigns and successors of Borrower.

ASSIGNABILITY. Lender may assign, pledge or otherwise transfer this Agreement or any of its rights and powers under this Agreement without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Agreement or any benefit accruing to it hereunder without the express written consent of the Lender.

ORAL AGREEMENTS DISCLAIMER. This Agreement represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

GOVERNING LAW. This Agreement is governed by the laws of the state of West Virginia except to the extent that federal law controls.

HEADING AND GENDER. The headings preceding text in this Agreement are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require.

ATTORNEYS' FEES AND OTHER COSTS. Borrower agrees to pay all of Lender's costs and expenses in connection with the enforcement of this Agreement including, without limitation, reasonable attorneys' fees, to the extent permitted by law.

ADDITIONAL PROVISIONS.

AUTOMATIC PAYMENT. If your account is paid by automatic payment the following will apply. You understand that should regular scheduled debit or transfer date fall on a non-processing date (weekend or federal holiday), the debit or transfer will be made on the first processing day after the scheduled debit or transfer date. I understand that for an adjustable rate mortgage loan, the payment will adjust when the rate changes and that I will be notified of the rate change 30 days in advance. I understand that for a loan that includes escrow that my payment will change as my insurances and taxes increase or decrease. I will be notified of the change 15 days in advance.

WAIVER OF JURY TRIAL. All parties to this Agreement hereby knowingly and voluntarily waive, to the fullest extent permitted by law, any right to trial by jury of any dispute, whether in contract, tort, or otherwise, arising out of, in connection with, related to, or incidental to the relationship established between them in this Agreement or any other instrument, document or agreement executed or delivered in connection with this Agreement or the Related Documents.

By signing this Agreement, Borrower acknowledges reading, understanding, and agreeing to all its provisions and receipt hereof.

SMITH-MIDLAND CORPORATION

[signature] 10/6/17

By: ASHLEY B SMITH Date

Its: President